SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2020

HOMETOWN INTERNATIONAL, INC.

(Exact name of Company as specified in its charter)

Delaware	333-207488	46-5705488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 E. Grant Street

Woodstown, NJ, 08098

(Address of principal executive offices) (Zip Code)

(856) 759-9034

(Registrant's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered

None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5. Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2020, Peter L. Coker, Jr. was appointed as the Chairman of the Board of Directors of Hometown International, Inc., a Nevada corporation (the “Company”).

Peter L. Coker Jr., 51, has been the Chairman (Executive Director) of South Shore Holdings Limited, a Hong Kong listed company, since February 2013. He is also a member of that company’s Finance and Investment Committee, Disclosure Committee and Executive Committee, and a director of its various subsidiaries. Mr. Coker was the Managing Partner of Pacific Advisers, and was also a partner of TDR Capital Investment Ltd (a Shenzhen-based private equity firm) from 2009 to 2013. From 2006 to 2009, Mr. Coker served as Chairman of Global Trading Offshore Pte (Singapore). From 2002 to 2005, Mr. Coker served as the Chairman of Wellington Securities (New Zealand). Mr. Coker served as an officer of the Bridge Companies prior to joining Wellington Securities (New Zealand) in 2002. During his service with the Bridge Companies, Mr. Coker held the title of Managing Director-Asia, Chief Executive Officer of E-Bridge and Managing Director of Bridge Asia where he was responsible for the firm’s equity business in Japan and South East Asia/Australia. From 2000 to 2001, Mr. Coker served as the Chairman of IRESS Market Technology Limited (formerly BridgeDFS) (ASX: IRE). Mr. Coker graduated from Lehigh University in the United States with a Bachelor of Arts degree in 1990.

The Company’s Board of Directors believe Mr. Coker's extensive knowledge and background with regard to finance, capital formation, and business plans, along with his leadership skills and entrepreneurial spirit, will aid the Company to succeed going forward.

There are no arrangements or understandings between Mr. Coker and any other person pursuant to which he was appointed as a director of the Company. In addition, there are no family relationships between Mr. Coker and any of the Company’s other officers or directors. Further, there are no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Mr. Coker had, or will have, a direct or indirect material interest, except that, from December 31, 2019, through the date of his appointment as Chairman of the Board, Mr. Coker made loans to the Company in the aggregate amount of $205,000. The loans bear interest at 8% per annum and are repayable six months from the date they were made. The proceeds from the loans were used to repay certain debts and other obligations of the Company and for working capital and general corporate purposes.

In addition, on February 17, 2020, Elizabeth Floyd resigned as the Company’s Secretary. Effective immediately upon Ms. Floyd’s resignation, Christine T. Lindemmuth, the Company’s current Vice President, and a member of the Company’s Board of Directors, was appointed as the Company’s Secretary, on an interim basis, to serve until her replacement is appointed to that position permanently.

Also, on February 17, 2020, Paul F. Morina, the Company’s current President, Chief Executive Officer and Chief Financial Officer, and a member of the Company’s Board of Directors, was appointed as the Company’s Treasurer, a position that was previously vacant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETOWN INTERNATIONAL, INC.

Date: February 18, 2020	By:	/s/ Paul F. Morina
Paul F. Morina Chief Executive Officer and Chief Financial Officer